UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 26, 2025

HEALTHEQUITY, INC.

Delaware	001-36568	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 26, 2025, the Company held its 2025 Annual Meeting. As of the close of business on May 7, 2025, the record date for the Annual Meeting, 86,630,923 shares of common stock of the Company were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 13, 2025. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against, and the number of abstentions or broker non-votes, for each matter voted upon by the Company’s stockholders.
Proposal 1. The election of nine directors to hold office until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Robert Selander	78,001,210	1,313,719	42,310	3,991,799
Scott Cutler	79,196,079	120,584	40,576	3,991,799
Stephen Neeleman, M.D.	78,889,654	429,470	38,115	3,991,799
Adrian Dillon	79,131,397	182,442	43,400	3,991,799
Evelyn Dilsaver	78,189,495	1,125,009	42,735	3,991,799
Debra McCowan	78,377,771	774,250	205,218	3,991,799
Rajesh Natarajan	79,217,536	95,612	44,091	3,991,799
Stuart Parker	79,217,887	95,071	44,281	3,991,799
Gayle Wellborn	78,605,775	547,083	204,381	3,991,799
Proposal 2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026. There were no broker non-votes for this proposal.

For	Against	Abstain
82,962,314	346,165	40,559
Proposal 3. The approval, on a non-binding, advisory basis, of the fiscal 2025 compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
76,093,619	3,218,477	45,143	3,991,799
Item 7.01    Regulation FD Disclosure
On June 26, 2025, the Board of Directors of the Company authorized a new common stock repurchase program (the “2025 Stock Repurchase Program”), supplementing the $300 million common stock repurchase program approved on August 26, 2024 (the “2024 Stock Repurchase Program"). Under the new 2025 Stock Repurchase Program, the Company may purchase up to an additional $300 million of its common stock, as market conditions warrant. The new 2025 Repurchase Program will allow the Company to continue to opportunistically repurchase shares after the existing 2024 Stock Repurchase Program has been exhausted. The common stock may be repurchased at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company's sole discretion. Such repurchases may be effected through open market purchases, privately negotiated transactions or otherwise, including repurchase plans that satisfy the conditions of Rule 10b5-1 under the Securities Exchange Act of 1934. The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and the program may be suspended or discontinued at any time.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: June 27, 2025	By:	/s/ James Lucania
	Name:	James Lucania
	Title:	Executive Vice President and Chief Financial Officer